UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2003

Date of Report (Date of earliest event reported)

0-17843

Commission File Number

REGAL ONE CORPORATION

(Exact name of registrant as specified in its charter)

Florida                                                                                                          95-4158065

(State or other jurisdiction of                                                         (I.R.S. Employer Identification No.)

 incorporation or organization)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 2.    Acquisition of Disposition of Assets

On October 20, 2003, Regal One Corporation ("Regal" or the "Company") signed a binding letter of intent for the acquisition of O2 Technologies ("O2") a California development stage company engaged in sales, marketing, distribution and product development of air ionization and environmental remediation of pollutants.  )2 has filed for provisional patent protection for a number of its proprietary technologies which are improvements over existing systems for cleaning and purifying air.  O2 will initially be engaged in the remediation of air in such environments as hotels and gaming casinos, factories, office buildings and commercial aircraft. Terms of the transaction call for O2 Technologies to receive shares of the Company's preferred stock that may be converted to 1,000,000 shares of Regal One's common stock.

The Chairman of O2 Technologies is Ronald W. Hofer. Hofer is currently founder and principal of Global Housing Ventures, Inc. a company engaged in finance and construction of affordable housing in North Africa.  The Chief Executive Officer of O2 is George Olenik, formerly the CEO of Irvine, California-based database software manufacturer Pick Systems, Inc.  Prior to holding that position, Olenik was President of computer manufacturer Micro 5 and Senior Vice-President of Microdata Corporation.

O2's technical team is lead by Douglas Burke, PhD, an experimental physicist and inventor associated with the University of Southern California.  He has conducted a range of scientific research including work at University of California, Irvine and Los Alamos National Laboratories, as well as Hughes Aircraft.

Item 7.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2003

REGAL ONE CORPORATION

/s/ Malcolm Currie

Malcolm Currie,

Chairman